As filed with the Securities and Exchange Commission on January 9, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	38-0819050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

901 44th Street SE
Grand Rapids, Michigan
(616) 247-2710
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lizbeth S. O’Shaughnessy
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary
901-44th Street SE
Grand Rapids, Michigan 49508
(616) 247-2710
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brian W. Duwe, Esq.
Gregg A. Noel, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt securities

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

Prospectus

Steelcase Inc.

Debt Securities

Steelcase Inc. may offer, from time to time, debt securities.

We will provide the specific offering prices and terms of the debt securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our debt securities involves a number of risks. See “Risk Factors” on page 4, in addition to any “Risk Factors” listed in our most recently filed Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission, before you make your investment decision.

We may offer debt securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of debt securities will describe the plan of distribution for that offering. For general information about the distribution of debt securities offered, please see “Plan of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securtities or determined if this prospectus or any accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2019.

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ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Steelcase,” “we,” “our,” “us” or similar references are to Steelcase Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process (the “Registration Statement”). Under this shelf registration process, we may, from time to time, sell debt securities as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer, which is not meant to be a complete description of the securities. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, proxy statements, and other documents with the SEC, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Steelcase. General information about Steelcase, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.steelcase.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

INCORPORATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed by us with the SEC and incorporated herein by reference subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for our fiscal year ended February 23, 2018 (including portions of the definitive Proxy Statement for our Annual Meeting of Shareholders held on July 11, 2018 incorporated therein by reference);(1)
•	Quarterly Reports on Form 10-Q for our fiscal quarters ended May 25, 2018, August 24, 2018 and November 23, 2018; and
•	Current Reports on Form 8-K filed July 6, 2018, July 16, 2018, July 31, 2018, September 20, 2018 (File No. 181078621) (except with respect to Items 7.01 and 9.01) and November 2, 2018 (except with respect to Item 7.01).
(1)	After the filing of our Annual Report on Form 10-K for our fiscal year ended February 23, 2018, we adopted the accounting standard below, which reclassified certain items in our consolidated statements of income. In our quarter ended May 25, 2018, we adopted Accounting Standards Update No. 2017-07, Compensation - Retirement Benefits (Topic 715), which was issued by the Financial Accounting Standards Board in March 2017. This amended guidance requires that an employer disaggregate the service cost component from the other components of net benefit cost, provides explicit guidance on how to present the service cost component and the other components of net benefit cost in the income statement, and allows only the service cost component of net benefit cost to be eligible for capitalization. Although the adoption of this guidance did not result in a change to Net income, it resulted in a reclassification of net expenses from Cost of sales and Operating expenses to Other income, net of $0.8 million, $4.0 million, and $5.0 million, for the years ended February 23, 2018, February 24, 2017, and February 26, 2016, respectively.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the sale of all securities registered hereunder or the termination of the registration statement shall be deemed to be incorporated in this prospectus by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will send you a copy of any of these materials upon request and without charge. Please send any such request to us either by email at ir@steelcase.com or by mail at: Steelcase Inc., Investor Relations, P.O. Box 1967, Grand Rapids, MI 49501-1967.

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

From time to time, in this prospectus and the documents incorporated by reference in this prospectus as well as in other written and oral statements, we discuss our expectations regarding future events and our plans and objectives for future operations. Statements and financial discussion and analysis contained herein and in the documents incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us. These forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from our expectations because of factors such as, but not limited to:

•	competitive and general economic conditions domestically and internationally;
•	acts of terrorism, war, governmental action, natural disasters and other Force Majeure events;
•	changes in the legal and regulatory environment;
•	changes in raw material and commodity costs;
•	currency fluctuations;
•	changes in customer demand; and
•	the other risks and contingencies detailed in our other filings with the SEC.

We undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

You should carefully consider all the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our securities. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

STEELCASE INC.

At Steelcase, our purpose is to unlock human promise by transforming work, worker and workplace. Through our family of brands that include Steelcase®, Coalesse®, Designtex®, PolyVision®, Turnstone®, Smith System®, Orangebox® and AMQ™, we offer a comprehensive portfolio of furniture and technology solutions that support the social, economic and sustainability needs of people and are inspired by the insights gained from our human-centered research process. We are a globally integrated enterprise, headquartered in Grand Rapids, Michigan, U.S.A. Steelcase was founded in 1912 and became publicly traded in 1998, and our Class A common stock is listed on the New York Stock Exchange under the symbol “SCS”.

Our growth strategy focuses on translating our research-based insights into products, applications and experiences that will help the world’s leading organizations amplify the performance of their people, teams and enterprise. We help our customers create workplace destinations that augment human interaction by supporting the physical, cognitive and emotional needs of their people, while also optimizing the value of their real estate investments. We invest in research and product development and have launched new products, applications and experiences designed to address the significant trends that are impacting the workplace, such as global integration, disruptive technologies, worker mobility, distributed teams and the need for enhanced creativity, collaboration and innovation.

We focus on growth through leveraging our global scale. Our global scale allows us to provide local differentiation, as we serve customers around the globe through significant sales, manufacturing and administrative operations in the Americas, Europe and Asia Pacific. We remain committed to our strategy as a globally integrated enterprise and growing our presence in emerging markets alongside our global and regional customers.

We market our products and services primarily through a network of independent and company-owned dealers and also sell directly to end-use customers. We extend our reach with a limited presence in retail and web-based sales channels.

Our principal executive offices are located at 901 44th Street SE, Grand Rapids, Michigan 49508, and our telephone number is (616) 247-2710.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include financing of our operations, repayment or redemption of indebtedness, and business acquisitions.

DESCRIPTION OF DEBT SECURITIES

Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will be senior debt securities and issued pursuant to an indenture dated as of August 7, 2006, between Steelcase and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, N.A.) (the “indenture”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and the debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture and the debt securities, including the definitions therein of certain terms.

General Terms of the Debt Securities

The debt securities of any series will be Steelcase’s direct, senior, unsecured obligations. The debt securities of any series will be Steelcase’s unsubordinated obligations and rank equally in right of payment with all of Steelcase’s other unsecured and unsubordinated debt, including any other series of debt securities issued under the indenture. In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to Steelcase, whether by dividend or loans. Therefore, the assets of Steelcase’s subsidiaries will be subject to the prior claims of all creditors of those subsidiaries, including trade creditors and the lenders under our senior credit facility to the extent our subsidiaries guarantee the debt thereunder. The payment of dividends or the making of loans or advances to Steelcase by its subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

The indenture does not limit the aggregate principal amount of debt securities that Steelcase may issue and provides that Steelcase may issue debt securities from time to time in one or more series. Steelcase may, from time to time, without giving notice to or seeking the consent of the holders of any debt securities of any series, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities of that series. Any additional debt securities having such similar terms, together with the outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Prospectus Supplements

We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. In the prospectus supplement, we will describe the following terms of the series of debt securities which we are offering, to the extent applicable:

•	the title of the debt securities of the series;
•	any limit upon the aggregate principal amount of the debt securities of the series;
•	the date or dates on which the principal of the debt securities of the series is payable;
•	the place or places where payments will be made;
•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;
•	the date or dates from which any interest shall accrue, the interest payment dates on which any interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option;
•	the obligation, if any, of us to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in participation of future sinking fund obligations, or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•	the form of the debt securities of the series, including the form of the certificate of authentication for the series;
•	if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;
•	whether the debt securities are issuable as global securities and, in such case, the identity of the depositary for such series;
•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof in connection with an event of default (as described below);
•	any additional or different events of default or restrictive covenants provided for with respect to the debt securities of the series;
•	any provisions granting special rights to holders when a specified event occurs;
•	if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or currency unit in which payment of the principal of, or premium, if any, or interest on the debt securities of the series shall be payable;
•	if applicable, the circumstances under which we may be obligated to make an offer to repurchase the debt securities upon the occurrence of both a change of control and a below investment grade rating event;
•	the application, if any, of the terms of the indenture relating to defeasance or covenant defeasance (as described below); and
•	any and all other terms with respect to the debt securities of the series, including any terms which may be required by or advisable under any laws or regulations or advisable in connection with the marketing of debt securities of the series.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

The prospectus supplement relating to specific debt securities will also describe any special considerations and tax considerations applicable to such debt securities.

Global Debt Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;
•	by a nominee of the depositary to the depositary or another nominee of the depositary; or
•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;
•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Covenants Applicable to the Debt Securities

Other than as set forth below with respect to limitation on liens and sale and lease-back transactions under “— Covenants Applicable to the Debt Securities,” the indenture does not contain any provisions that would limit our ability to incur indebtedness or that would offer protection to security holders in the event of a sudden and significant decline in our credit quality or a highly leveraged transaction.

Merger, Consolidation or Sale of Assets

Nothing contained in the indenture prevents any consolidation or merger of Steelcase with or into any other entity or entities (whether or not affiliated with Steelcase), or successive consolidations or mergers in which Steelcase or any of its successors is a party, or will prevent any sale, conveyance, lease, transfer or other disposition of all or substantially all of the property of Steelcase or any of its successors, to any other entity (whether or not affiliated with Steelcase or its successors) authorized to acquire and operate the same; provided, however, that upon any such consolidation, merger, sale, conveyance, lease, transfer or other disposition, the due and punctual payment of the principal of, premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all the covenants and conditions of the indenture with respect to the debt securities or established with respect to any series of debt securities to be kept or performed by Steelcase (or such successor) will be expressly assumed by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to such trustee by the entity formed by such consolidation (if other than Steelcase), or into which Steelcase (or such successor) will have been merged, or by the entity which will have acquired such property.

In case of any such consolidation, merger, sale, conveyance, lease, transfer or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the applicable trustee and satisfactory in form to such trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the debt securities outstanding and the due and punctual performance of all of the covenants and conditions of the indenture or established with respect to any series of debt securities pursuant to the indenture to be performed by Steelcase, such successor entity will succeed to and be substituted for Steelcase with the same effect as if it had been named as Steelcase in the indenture, and the predecessor entity will be relieved of all obligations and covenants under the indenture and the debt securities. After that time, all of our obligations under the debt securities and the indenture terminate.

If, as a result of any such consolidation, merger, sale, conveyance, lease, transfer or other disposition, properties or assets of Steelcase or a Restricted Subsidiary (as defined below) would become subject to any lien which would not be permitted by the covenant described below under “— Covenants Applicable to the Debt Securities— Limitation on Liens” without equally and ratably securing the debt securities, Steelcase or the Restricted Subsidiary, or such successor person, as the case may be, will take the steps as are necessary to secure effectively the debt securities equally and ratably with, or prior to, all indebtedness secured by those liens as described below.

Events of Default

The following are events of default under the indenture with respect to a series of debt securities:

•	Steelcase defaults in the payment of any installment of interest upon any of the debt securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of interest for this purpose;
•	Steelcase defaults in the payment of the principal of, or premium, if any, on, any of the debt securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of principal or premium, if any, for this purpose;
•	Steelcase fails to observe or perform any other of its covenants or agreements with respect to that series of debt securities contained in the indenture or otherwise established with respect to that series of debt securities (other than a covenant or agreement that has been expressly included in the indenture solely for the benefit of one or more series of debt securities other than such series) for a period of 60 days after the date on which written notice of such failure shall have been received from the applicable trustee or from the holders of at least 25% in principal amount of the debt securities of that series; or
•	certain events of Steelcase’s bankruptcy, insolvency or reorganization, whether voluntary or not.

If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare that series of debt securities due and payable immediately. In case of an event of default with respect to any series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding debt securities of any series will become and be immediately due and payable without any declaration or other act by the applicable trustee or any holder of outstanding debt securities of any series. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind any such acceleration with respect to the debt securities of that series and its consequences.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to any series of debt securities and its consequences, except defaults or events of default regarding payment of principal, any premium or interest. A waiver will eliminate the default.

If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the holders of the debt securities of that series have offered the applicable trustee reasonable indemnity. The holders of a majority in principal amount of debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on such trustee, provided that:

•	such proceeding or exercise is not in conflict with any law or the indenture;
•	the applicable trustee may take any other action deemed proper by it that is not inconsistent with directions from the holders; and
•	unless otherwise provided under the Trust Indenture Act of 1939 (the “TIA”), the applicable trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the applicable trustee of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•	those holders have offered reasonable indemnity to the applicable trustee to institute proceedings as trustee; and
•	the applicable trustee does not institute a proceeding and does not receive conflicting directions within 60 days.

These limitations do not apply to a suit brought by a holder of debt securities of any series if Steelcase defaults in the payment of the principal, any premium or interest on such debt securities. Any right of a holder of the debt securities of that series to receive payments of the principal of, and premium, if any, and any interest on debt securities of that series on or after the due dates expressed in the debt securities of that series and to institute suit for the enforcement of any such payment on or after such dates will not be impaired or affected without the consent of such holder.

Steelcase will periodically file statements with the trustees regarding its compliance with the covenants in the indenture.

Modification of the Indenture

Steelcase and the applicable trustee may change the indenture without the consent of any holder of debt securities to:

•	fix any ambiguity, defect or inconsistency in the indenture;
•	evidence the succession of another corporation to Steelcase and the assumption by such party of the obligations of Steelcase pursuant to the successor obligor provisions of the indenture;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	add to the covenants of Steelcase for the benefit of all or any series of debt securities;
•	add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities set forth in the indenture;
•	change anything that does not materially and adversely affect the interests of the holders of debt securities of any series;
•	provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, establish the form of any certifications required or add to the rights of any holders of any series of debt securities;
•	secure the debt securities pursuant to the limitations on lien covenant;
•	add any additional events of default;
•	change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there are no debt securities of any series outstanding under the indenture created prior to such change or elimination which is entitled to the benefit of such provision;
•	provide for the appointment of a successor trustee with respect to the debt securities of one or more series; or
•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA.

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected, Steelcase and the applicable trustee may add to, change or eliminate any provisions of the indenture. However, the following changes may only be made with the consent of each affected holder:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount of any debt securities of any series;
•	reducing the rate or extending the time of payment of interest of any debt securities of any series;
•	reducing any premium payable upon redemption of any debt securities of any series; or
•	reducing the percentage of debt securities outstanding required to consent to any amendment to the indenture or to the debt securities of any series.

No particular form of supplemental indenture is required for any amendment. Promptly after the execution of any supplemental indenture, the applicable trustee will mail a notice setting forth in general terms the substance of the supplemental indenture to the holders of debt securities of all series affected.

Failure on the part of such trustee to mail the notice will not affect the validity of the supplemental indenture.

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to the debt securities of any series, except as may otherwise be provided in the indenture, if at any time (i) we have delivered to the applicable trustee for cancellation all authenticated debt securities of the series (other than destroyed, lost or stolen debt securities and debt securities for whose payment money has been deposited in trust or segregated and held in trust by us as provided by the indenture) or (ii) all debt securities of the series not delivered to the applicable trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for the giving of notice for redemption, and we deposit with the applicable trustee as trust funds, cash or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on all debt securities of the series and all other sums payable by us under the indenture in connection with all debt securities of the series. This type of a trust may only be established if, among other things, Steelcase has delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the indenture.

Legal Defeasance and Covenant Defeasance

The indenture provides that, subject to conditions specified in the indenture, we may elect either:

•	legal defeasance with respect to the debt securities of any series, whereby we are discharged from any and all obligations with respect to the debt securities of any series, except as may be otherwise provided in the indenture; or
•	covenant defeasance with respect to the debt securities of any series, whereby we are released from our obligations (1) described below under “— Covenants Applicable to the Debt Securities” if applicable to the debt securities of the series, (2) described in the last paragraph under “— Merger, Consolidation or Sale of Assets” if applicable to the debt securities of the series and (3) under any other covenants made applicable to the debt securities of the series which are subject to defeasance.

We may do so in either case by depositing with the applicable trustee, as trust funds, cash or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on the debt securities of the series and all other sums payable by us under the indenture in connection with the debt securities of the series. This type of a trust may only be established if, among other things, Steelcase has delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the indenture.

Governing Law

The indenture provides that it and any debt securities are to be governed by, and construed in accordance with, the laws of the State of New York.

Assignment

We will have the right at any time to assign any of our rights or obligations under the indenture to a direct or indirect wholly-owned subsidiary, provided that we will remain liable for all obligations under the indenture.

Covenants Applicable to the Debt Securities

Limitation on Liens

The indenture provides that, except as otherwise provided below, Steelcase will not, and will not permit any Restricted Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money, collectively referred to as “Debt,” secured by any mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance, each a “Lien” and collectively “Liens,” upon any Principal Property (as defined below) or shares of stock (or other equivalents of or interests in equity) or indebtedness of a Restricted Subsidiary, unless the debt securities (and, at our option, any other indebtedness or guarantee ranking equally in right of payment with the debt securities) are secured equally and ratably with (or, at our option, prior to) such secured Debt. This restriction will not apply to Debt secured by:

•	Liens existing on the date of the initial issuance of any debt securities;
•	Liens on property, shares of stock (or other equivalents of or interests in equity) or indebtedness of an entity existing at the time it becomes a Restricted Subsidiary, provided that such Liens were not created in anticipation of the transaction in which such entity becomes a Restricted Subsidiary;
•	Liens on property acquired by Steelcase or a Restricted Subsidiary existing at the time of acquisition by Steelcase or a Restricted Subsidiary;
•	Liens upon any property to secure all or a portion of the purchase price of such property or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within 12 months after the date of such acquisition; or Liens upon any property to secure all or part of the cost of improvement, repair or construction thereof or Debt incurred prior to, at the time of or within 12 months after the completion of such improvement, repair or construction or the commencement of full operations thereof (whichever is later) to provide funds for such purpose;
•	Liens in favor of Steelcase or a Restricted Subsidiary;
•	Liens on property, shares of stock (or other equivalents of or interests in equity) or indebtedness of an entity existing at the time such entity is merged into or consolidated with Steelcase or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of an entity as an entirety or substantially as an entirety to Steelcase or a Restricted Subsidiary, provided that the Lien was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;
•	Liens on Principal Properties subject to Sale and Lease-Back Transactions not otherwise prohibited by the indenture to the extent attributable to such Sale and Lease-Back Transactions and securing only the related Attributable Debt (as defined below);
•	Liens on property of Steelcase or a Restricted Subsidiary in favor of governmental bodies to secure payments of amounts owed under contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; and
•	any extension, renewal or replacement of any Lien referred to above or of any Debt secured by that Lien, provided that such extension, renewal or replacement Lien will secure no larger an amount of Debt than that existing at the time of such extension, renewal or replacement.

In addition, Steelcase or a Restricted Subsidiary may issue, incur, create, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the debt securities, provided that after giving effect to the Debt secured by such Lien, the aggregate amount of all Debt so secured by Liens (not including Liens permitted above), together with the Attributable Debt of Sale and Lease-Back Transactions permitted by the provision described below under “— Limitation on Sale and

Lease-Back Transactions” on the basis that Steelcase or a Restricted Subsidiary would be permitted to incur Debt secured by a Lien under this paragraph without equally and ratably securing the debt securities, does not exceed the greater of $120 million and 15% of Consolidated Net Tangible Assets (as defined below).

Limitation on Sale and Lease-Back Transactions

The indenture provides that Steelcase will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transactions of any Principal Property unless:

•	such Sale and Lease-Back Transaction occurs within 12 months from the date of the acquisition of the Principal Property subject thereto or the date of the completion of the construction or commencement of full operations of such Principal Property (whichever is later);
•	such Sale and Lease-Back Transaction involves a lease for a term of not more than three years;
•	such Sale and Lease-Back Transaction is between Steelcase and a Restricted Subsidiary or between Restricted Subsidiaries;
•	Steelcase or such Restricted Subsidiary would be entitled pursuant to the covenant described above under “— Limitation on Liens” (other than the clause referring to Sale and Lease-Back Transactions not otherwise prohibited by the indenture) without equally and ratably securing the debt securities, to incur Debt secured by a Lien on the Principal Property involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction; or
•	Steelcase or such Restricted Subsidiary, within 12 months after the effective date of such Sale and Lease-Back Transaction, applies or causes to be applied an amount not less than the Attributable Debt from such Sale and Lease-Back Transaction to (1) the prepayment, repayment, redemption, reduction or retirement (other than any mandatory prepayment, mandatory repayment, mandatory redemption or sinking fund payment or payment at maturity) of Debt of Steelcase or any Restricted Subsidiary (other than Debt that is subordinate to the debt securities or Debt to Steelcase or a Restricted Subsidiary) or (2) expenditures for the acquisition, construction, development or expansion of Principal Property used or to be used in the ordinary course of business of Steelcase or a Restricted Subsidiary.

Certain Definitions

“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in the transaction, as determined in good faith by a principal accounting officer of Steelcase) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments will include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet of Steelcase and its Subsidiaries (other than those principally engaged in leasing or financing activities) as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount:

•	all current liabilities, including current maturities of long-term debt and current maturities of obligations under capital leases (other than liabilities of Subsidiaries principally engaged in leasing and financing activities that are not guaranteed by Steelcase or any of its other Subsidiaries); and
•	the total of the net book values of all assets of Steelcase and its Subsidiaries (other than those principally engaged in leasing or financing activities) properly classified as intangible assets under generally accepted accounting principles in the United States of America (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

“Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest thereof) constituting the principal corporate office, any manufacturing plant or any manufacturing, research or engineering facility (whether owned or leased at, or acquired or leased after, the date of the indenture) that is owned or leased by Steelcase or a Restricted Subsidiary and that is located within the continental United States, unless Steelcase’s board of directors (or a committee thereof) has determined in good faith that such property is not material to the operation of the business conducted by Steelcase and its Subsidiaries taken as a whole.

“Restricted Subsidiary” means any Subsidiary (1) substantially all of whose property is located within the continental United States, (2) which owns a Principal Property and (3) in which Steelcase’s investment exceeds 2.5% of the aggregate amount of assets included on a consolidated balance sheet of Steelcase and its Subsidiaries as of the end of the last fiscal quarter for which financial information is available. However, the term “Restricted Subsidiary” does not include Steelcase Financial Services Inc. (so long as Steelcase Financial Services Inc. is principally engaged in leasing or financing activities) or any other Subsidiary that is principally engaged in leasing or financing activities.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by Steelcase or any Restricted Subsidiary of any Principal Property, whether owned at the date of the issuance of the debt securities or thereafter acquired (excluding temporary leases of a term, including renewal periods, of not more than three years), that has been or is to be sold or transferred by Steelcase or any Restricted Subsidiary to such person with the intention of taking back a lease of the property.

“Subsidiary” means (1) any corporation at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by Steelcase, by one or more of its subsidiaries or by Steelcase and one or more of its subsidiaries and (2) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by Steelcase, by one or more of its subsidiaries or by Steelcase and one or more of its subsidiaries.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters or dealers;
•	directly to purchasers or to a single purchaser;
•	through agents; or
•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	any delayed delivery arrangements;
•	the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents; and
•	any securities exchanges on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices relating to such prevailing market prices; or
•	at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents or remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Sales through Underwriters or Dealers

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities unless otherwise specified in connection with any particular offering of securities.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time. These transactions may be effected on a national securities exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in those securities, but they may not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealers may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. We will include in the applicable prospectus supplement or pricing supplement, as the case may be, the names of the dealers and the terms of the transaction.

We may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;
•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. If indicated in an applicable prospectus supplement or pricing supplement, as the case may be, we may sell the securities through agents from time to time. The applicable prospectus supplement or pricing supplement, as the case may be, will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

Institutional Purchasers

We may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification; Other Relationships

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710(h).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, will act as counsel to Steelcase. Certain matters of Michigan law will be passed on by Liesl A. Maloney, Assistant General Counsel & Assistant Secretary of Steelcase. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Steelcase Inc.’s Annual Report on Form 10-K for the year ended February 23, 2018 and the effectiveness of Steelcase Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any).

Securities and Exchange Commission Registration Fee	$		*
Accounting Fees and Expenses	$		**
Legal Fees and Expenses	$		**
Printing Fees	$		**
Trustees’ Fees and Expenses	$		**
Rating Agency Fees	$		**
Miscellaneous	$		**
Total		$—
*	Deferred in reliance on Rule 456(b) and 457(r).
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers

Steelcase’s by-laws require it, to the fullest extent authorized or permitted by the Michigan Business Corporation Act (“MBCA”), to (a) indemnify any person, and his or her heirs, personal representatives, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of Steelcase, or is or was serving at the request of Steelcase as a director, officer, employee or agent of another corporation (including a subsidiary corporation), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, or by reason of anything done by such person in such capacity, collectively, the Covered Matters, and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. Under our by-laws, Steelcase may also provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the board of directors.

Steelcase’s articles provide that to the full extent permitted by the MBCA or any other applicable laws presently or hereafter in effect, no director of Steelcase shall be personally liable to Steelcase or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Steelcase. Any repeal or modification of such provisions of our articles by the shareholders of Steelcase shall not adversely affect the right or protection of a director of Steelcase existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 561 of the MBCA provides that a Michigan corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal), other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.

Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in the action, suit, or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit, or proceeding brought to enforce this mandatory indemnification.

The foregoing statements are subject to the detailed provisions of the MBCA, our articles and our by-laws.

Item 16.	Exhibits and Financial Statement Schedules.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement.*

3.1	Second Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K, as filed on July 15, 2011).

3.2	Amended By-laws of Steelcase Inc., as amended (incorporated by reference to Exhibit 3.2 to the registrant’s Form 10-K for the fiscal year ended February 28, 2014 as filed on April 17, 2014).

4.1
Indenture for Debt Securities, dated as of August 7, 2006 among Steelcase Inc. and The Bank of New York Mellon Trust Company, N.A, (as successor in interest to JP Morgan Trust Company, National Association) (incorporated by reference to Exhibit 4.1 to the registrant’s Form 8-K, as filed on August 7, 2006).

4.2	Form of Senior Note.*

5.1	Opinion and Consent of Liesl A. Maloney, Assistant General Counsel & Assistant Secretary of Steelcase Inc.

5.2	Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Liesl A. Maloney, Assistant General Counsel & Assistant Secretary of Steelcase Inc. (included in Exhibit 5.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature pages hereto).

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. as trustee for the Indenture dated as of August 7, 2006.
*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan on January 9, 2019.

STEELCASE INC.

By:	/s/ David C. Sylvester
	Name:	David C. Sylvester
	Title:	Senior Vice President, Chief Financial Officer

Each person whose signature appears below constitutes and appoints James P. Keane and David C. Sylvester and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on January 9, 2019.

Signature	Title

/s/ James P. Keane	President, Chief Executive Officer and Director (Principal Executive Officer)
James P. Keane

/s/ David C. Sylvester	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
David C. Sylvester

/s/ Lawrence J. Blanford	Director
Lawrence J. Blanford

/s/ Timothy C.E. Brown	Director
Timothy C.E. Brown

/s/ Connie K. Duckworth	Director
Connie K. Duckworth

/s/ David W. Joos	Director
David W. Joos

/s/ Todd P. Kelsey	Director
Todd P. Kelsey

/s/ Jennifer C. Niemann	Director
Jennifer C. Niemann

Signature	Title

/s/ Robert C. Pew III	Director
Robert C. Pew III

/s/ Cathy D. Ross	Director
Cathy D. Ross

/s/ Peter M. Wege II	Director
Peter M. Wege II

/s/ P. Craig Welch, Jr.	Director
P. Craig Welch, Jr.

/s/ Kate Pew Wolters	Director
Kate Pew Wolters